EXHIBIT 99.1
500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports 2nd Quarter 2011 Results; Revenues Rise 20%
Operating income increases 75% over second quarter 2010

ROCHESTER, NY – August 9, 2011 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today reported revenues of $3,852,925 for the second quarter of 2011 compared to revenues of $3,221,593 in the second quarter of 2010, a 20% increase. Gross profit for the quarter ended June 30, 2011 was $1,821,018 compared to $1,639,017 for the quarter ended June 30, 2010. Operating income for the second quarter of 2011 was $158,029 compared to $90,427 in the second quarter of 2010, a 75% increase. Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain (loss) from derivative financial instrument (“Adjusted EBITDA”) for the second quarter of 2011 was $489,234 compared to $419,026 in the comparable period in 2010, a 17% increase. Net income for the quarter ended June 30, 2011 was $327,650 compared to $341,024 for the quarter ended June 30, 2010.

Highlights for the first half of 2011 include:
•	Total revenues of $7,511,902 an increase of $1,219,303, or 19%, compared to the first half of 2010.
•	Gross profit of $3,420,759 compared to $3,237,130 in first half of 2010, a 6% increase.
•	Adjusted EBITDA of $882,177 compared to $868,706 in the comparable period in 2010.
•	Working capital as of June 30, 2011 was $5,195,835 compared to $2,863,503 at December 31, 2010, an increase of over 80%.

“The company delivered very good top and bottom line operating performance in the second quarter and first half of 2011 along with making progress on the strategic initiatives we outlined at the beginning of the year,” stated Jeff Markin, president and chief executive officer of VirtualScopics. “The PPD alliance that we announced in October of 2010 is beginning to pay dividends as we have been awarded several studies resulting from the alliance that are, or soon will be, coming online along with others in the sales process.” He further stated, “The personnel investments made earlier in the year to our software and technology teams have resulted in enhancements that will reduce cost, increase study speed, and soon allow for greater customer access to study information through our web portal.” He concluded, “As the market awareness of the cost and quality benefits of the PPD alliance increases, along with the deployment of our technology roadmap to enhance efficiency and capabilities, we believe we will see strong demand for our services in the second half of 2011.”

“We are pleased with our revenue growth and the solid increase in our operating income during the second quarter,” said Molly Henderson, chief business and financial officer of VirtualScopics. “Additionally, our cash position remains strong as we enter the second half of 2011. We continue to balance investment on our development and new market initiatives in order to stay innovative with our technology while being prudent with our capital on-hand.” She added, “We are also encouraged by our new business success in 2011 as we’ve been awarded projects with five new customers this year and are in consideration for projects with several companies new to VirtualScopics.”  She concluded, “The continued diversification of our client base will play an important role in helping us achieve our 2011 second half goals.”

Jeff Markin and Molly Henderson will provide a business and second quarter 2011 financial update during the conference call tomorrow, August 10, 2011 at 9:00 a.m. ET.  Interested participants should call 877.407.8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense, the gain (loss) on derivative instrument (mark to market adjustment for warrants) and interest income and other expenses.  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP. However, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense (ASC 718) and their very substantial impact on the overall reported net income (loss), the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov.
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These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242.7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010

Revenues	$3,576,253	$2,970,039	$6,925,863	$5,811,795
Reimbursement revenues	276,672	251,554	586,039	480,804
Total revenues	3,852,925	3,221,593	7,511,902	6,292,599

Cost of services	1,755,235	1,331,022	3,505,104	2,574,665
Cost of reimbursement revenues	276,672	251,554	586,039	480,804
Total cost of services	2,031,907	1,582,576	4,091,143	3,055,469
Gross profit	1,821,018	1,639,017	3,420,759	3,237,130

Operating expenses
Research and development	350,449	268,116	664,706	519,238
Sales and marketing	307,618	338,807	609,714	641,322
General and administrative	687,969	621,222	1,288,181	1,223,523
Stock-based compensation expense	203,729	193,351	437,934	377,126
Depreciation and amortization	113,224	127,094	250,448	252,013
Total operating expenses	1,662,989	1,548,590	3,250,983	3,013,222
Operating income	158,029	90,427	169,776	223,908

Other income (expense)
Other income	13,006	3,138	14,232	7,359
Other expense	(16,720)	(5,115)	(17,940)	(5,286)
Gain (Loss) on derivative financial instrument	173,335	252,574	(38,799)	123,135
Total other income (expense)	169,621	250,597	(42,507)	125,208
Net income	327,650	341,024	127,269	349,116

Series B preferred stock cash dividend	12,000	44,092	24,989	100,057
Net income attributable to common stockholders	$315,650	$296,932	$102,280	$249,059

Basic and diluted earnings per common share	$0.01	$0.01	$0.00	$0.01

Weighted average number of common shares outstanding
Basic	29,045,428	26,081,487	28,544,856	25,804,026
Diluted	36,964,760	31,017,406	36,738,762	30,632,898

*
Cost of services includes non-cash stock-based compensation expense of $14,252 and $8,154 for thethree months ended June 30, 2011 and 2010, respectively, and $24,019 and $15,659 for the six months ended June 30, 2011 and 2010, respectively.

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
Assets	(unaudited)

Current assets
Cash	$4,571,031	$4,576,060
Accounts receivable, net	3,192,865	2,727,525
Prepaid expenses and other current assets	367,545	305,079
Total current assets	8,131,441	7,608,664
Patents, net	1,651,050	1,711,501
Property and equipment, net	614,032	404,426
Total assets	$10,396,523	$9,724,591

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$803,590	$1,099,838
Accrued payroll	667,654	821,107
Unearned revenue	599,565	214,508
Derivative liability	864,797	2,609,708
Total current liabilities	2,935,606	4,745,161

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 2,290 and 3,188 at June 30, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	2	3
Series B 6,000 shares authorized; issued and outstanding, 600 and 800 at June 30, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	1	1
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 29,188,861 and 27,414,620 shares at June 30, 2011 and December 31, 2010, respectively	29,189	27,415
Additional paid-in capital	17,442,699	15,090,254
Accumulated deficit	(10,010,974)	(10,138,243)
Total stockholders' equity	7,460,917	4,979,430
Total liabilities and stockholders' equity	$10,396,523	$9,724,591